Exhibit 99.1

Geron Corporation Announces Executive Leadership Transitions and Appointments

Four new executives appointed, including new Chief Commercial Officer, to lead commercial strategy and operations

FOSTER CITY, Calif., October 13, 2025 -- Geron Corporation (Nasdaq: GERN), a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer, today announced several executive transitions and appointments designed to align the company’s leadership structure with its strategic priorities. Andrew Grethlein, Ph.D. who joined Geron in September 2012 and has served as Executive Vice President, Chief Operating Officer since January 2019, will depart the company on October 15, 2025, transitioning to a consulting role, while pursuing other interests. Jim Ziegler, who joined the company in September 2024 as Executive Vice President, Chief Commercial Officer, will also depart on October 15, 2025, to pursue other interests. Succeeding Jim, Ahmed ElNawawi (“Nawawi”) has been appointed Executive Vice President, Chief Commercial Officer, effective October 20, 2025. In this role, Nawawi will assume leadership of Geron’s commercial organization to advance the company’s strategic priorities—driving growth, maximizing the potential of RYTELO® (imetelstat), and strengthening the foundation for potential future portfolio expansion.

In addition to Nawawi’s appointment, Geron announced the appointment of three other seasoned executives to its leadership team: Shanthakumar (“Shantha”) Tyavanagimatt as Senior Vice President, Chief Technical Officer; Dawn Schottlandt as Senior Vice President, Investor Relations and Corporate Affairs; and Bryan Ridgell as Senior Vice President, Portfolio and Project Management and Chief of Staff. Together, these leaders bring deep experience across technical operations, investor relations and corporate affairs, and portfolio management, further strengthening the company’s commercial, operational and development capabilities.

“This is a pivotal moment for Geron as we enhance our leadership team to deliver on our full potential,” said Harout Semerjian, President and Chief Executive Officer. “Our incoming leaders bring extensive U.S. and global hematology-oncology experience and a proven track record of leading high-performing teams—expertise that will be critical as we work to expand the reach and impact of RYTELO. We are deeply grateful to Andy and Jim for their leadership and many contributions in helping bring Geron to this point, and we look forward to building on our strong foundation.”

Nawawi most recently served as Senior Vice President and U.S. Commercial Head at Stemline Therapeutics, a wholly-owned subsidiary of the Menarini Group, where he led the U.S. commercial organization spanning the sales, marketing, market access, commercial excellence, and data analytics functions. During his tenure, he successfully built the U.S. business from the ground up—expanding the team from 30 to 165 employees and delivering three consecutive years of topline and bottom-line growth. He oversaw the U.S. launch of ORSERDU® in metastatic breast cancer, which was recently recognized as one of the top oncology launches in recent years, as well as drove renewed growth for ELZONRIS® in blastic plasmacytoid dendritic cell neoplasm (BPDCN). Before joining Stemline, Nawawi spent nearly two decades at Novartis Oncology in global, regional, and country leadership roles across the U.S., Europe, and the Middle East. His experience includes leading country P&L organizations, launching multiple oncology and hematology brands, and driving cultural and organizational transformation. He received an MBA from the University of Leicester and a B.S. in Clinical Pharmacy from Ain Shams University in Cairo, Egypt.

“I’m inspired by Geron’s mission and by the dedication of its people,” said Nawawi. “This is a biotechnology company that has already achieved what so many aspire to—bringing its first medicine to patients—and is now focused on scaling with purpose and precision. With RYTELO in the U.S. market helping patients, our task is to expand reach, deepen engagement, and deliver operational excellence across every part of the business. I’m honored to build on the strong foundation already in place and excited to partner with Harout and my new colleagues to shape Geron’s next chapter.”

Additional information on the other new executives and the experience they bring to Geron follows:

•Shantha Tyavanagimatt, Senior Vice President, Chief Technical Officer, brings more than 25 years of global leadership across drug development, CMC, and technical operations. He has advanced oncology and antiviral programs from early development through global approval and commercialization, with a proven record of building high-performing teams and forging strong partnerships to deliver transformative therapies to patients. He most recently served as Senior Vice President of Technical Operations at IDEAYA Biosciences, leading global CMC and supply-chain strategies and driving technical excellence, scalability and “right-first-time” regulatory approvals that enabled reliable access to new medicines. Prior to that, as Senior Vice President of Global Pharmaceutical Operations & Early Development at CTI BioPharma, he guided the company through multiple NDA and MAA approvals and established a resilient global supply network. Mr. Tyavanagimatt is expected to join Geron on October 20, 2025.

•Dawn Schottlandt, Senior Vice President, Investor Relations and Corporate Affairs, brings more than 20 years of experience in investor relations and corporate affairs within the life sciences industry. She has supported both private and public companies through IPOs, regulatory approvals, acquisitions, and major data milestones, building programs that strengthen visibility and engagement with the investment community. She most recently served as Managing Director at Argot Partners, leading investor relations strategy for a portfolio of biotechnology clients. Ms. Schottlandt is expected to join Geron on October 20, 2025.

•Bryan Ridgell, Senior Vice President, Portfolio and Project Management and Chief of Staff, brings more than 20 years of experience in program and portfolio management within the biotechnology industry. He has led global cross-functional teams across R&D, regulatory affairs, manufacturing, and clinical operations to drive alignment with key development objectives. He previously served as Senior Vice President, Portfolio and Project Management at GlycoMimetics, where he was a member of the Executive Leadership Team and partner to the CEO in portfolio planning, resource optimization, and execution of late-stage clinical programs. Mr. Ridgell joined Geron today, October 13, 2025.

About Geron
Geron is a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer. Our first-in-class telomerase inhibitor RYTELO® (imetelstat) is approved in the United States and the European Union for the treatment of certain adult patients with lower-risk myelodysplastic syndromes with transfusion dependent anemia. We are also conducting a pivotal Phase 3 clinical trial of imetelstat in JAK-inhibitor relapsed/refractory myelofibrosis, as well as studies in other myeloid hematologic malignancies. Inhibiting telomerase activity, which is increased in malignant stem and progenitor cells in the bone marrow, aims to reduce proliferation and induce death of malignant cells. To learn more, visit www.geron.com or follow us on LinkedIn.

Use of Forward-Looking Statements
Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Company’s beliefs, plans and expectations regarding specific opportunities and investments the Company is making and its efforts to enhance its leadership team to deliver on its full potential, including driving growth, maximizing the potential of RYTELO and strengthening the foundation for potential future portfolio expansion, and the expected success of these efforts; (ii) the Company’s plans and expectations regarding expanding the reach and impact of RYTELO and bolstering the Company’s commercial, operational and development capabilities, and the expected success of those efforts; (iii) the Company’s beliefs regarding the long-term potential of RYTELO as an important therapeutic for eligible patients with lower-risk MDS; (iv) the strength of RYTELO’s therapeutic profile; (v) that inhibiting telomerase activity aims to potentially reduce proliferation and induce death of malignant cells; and (vi) other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether Geron is successful in commercializing RYTELO (imetelstat) for the treatment of certain patients with lower-risk MDS with transfusion dependent anemia and achieves market acceptance across the breadth of the eligible patient segments in RYTELO’s approved indication; (b) whether the FDA and European Commission will approve imetelstat for other indications on the timelines expected, or at all; (c) Geron’s plans to commercialize RYTELO in the European Union, or EU, and risks related to operating outside of the U.S.; (d) whether Geron overcomes potential delays and other adverse impacts that may be caused by enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to have the financial resources for and meet expected timelines and planned milestones; (e) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (f) whether any future safety or efficacy results of RYTELO treatment cause its benefit-risk profile to become unacceptable; (g) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (h) whether Geron meets its post-marketing requirements and commitments for RYTELO; (i) whether there are failures or delays in manufacturing or supplying sufficient quantities of RYTELO (imetelstat) or other clinical trial materials that impact commercialization of RYTELO or the continuation of the IMpactMF trial; (j) that the projected timing for the interim and final analyses of the IMpactMF trial may vary depending on actual enrollment and death rates in the trial; and (k) whether Geron stays in compliance with and satisfies its obligations under its debt and synthetic royalty financing agreements. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, and subsequent filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

CONTACT:
investor@geron.com
media@geron.com

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